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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):    July 19, 1996

                           TERRITORIAL RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

            COLORADO                     0-9617                  84-0821158
 (State or other jurisdiction         (Commission              (IRS Employer
       of incorporation)              File Number)           Identification No.)

             450 SAM HOUSTON PARKWAY, #140, HOUSTON, TEXAS    77060
               (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code:   (713) 447-3200

                     -------------------------------------
          (Former name or former address, if changed since last report)


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                           TERRITORIAL RESOURCES, INC.
                                    FORM 8-K


ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

          None.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          None.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

          None.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

          None.

ITEM 5.   OTHER EVENTS.

     On July 19, 1996, Territorial Resources, Inc. (the "Registrant" or "Territorial") sold and issued to Asia Energy Ltd., a Canadian corporation organized under the laws of the province of Alberta ("Asia Energy"), an additional 1,918,750 shares (the "July 1996 Shares") of common stock, no par value ("Territorial Common Stock"), of Territorial pursuant to a Subscription Agreement (the "Subscription Agreement"), dated as of July 19, 1996, by and between Asia Energy and Territorial. The purchase price for the July 1996 Shares consisted of (a) five (5) shares of SOCO Tamtsag Mongolia, Inc., a Delaware close corporation ("SOTAMO"); (b) the termination and surrender of a certain Option Agreement, dated as of March 31, 1996, as amended to date (the "SOTAMO Option Agreement"), by and between Asia Energy and Territorial, pursuant to which Asia Energy was granted a right to acquire from Territorial certain of its shares of capital stock of SOTAMO, and (c) cash in the approximate amount of US$259,078 (which cash was paid from the working capital of Asia Energy). The Subscription Agreement also required Territorial to pay or cause to be delivered to Asia Energy all amounts loaned to, or advanced to or on behalf of, Territorial by Asia Energy on or before July 19, 1996, which loaned and/or advanced amounts were equal to approximately US$35,879 in the aggregate.

     In addition, Territorial and Asia Energy entered into an Administrative Services Agreement (the "Administrative Services Agreement"), dated as of July 19, 1996, pursuant to which Territorial is required to provide administrative services for the benefit of Asia Energy including among others preparing and filing tax returns (provided, however, that Territorial is not liable for the payment of any such taxes), preparation of certain written Asia Energy


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shareholder communications and financial statements, the payment of charges and other expenses relating to the operation of Asia Energy's business such as rent, light and power rates, wages and insurance premiums (provided, however, that Territorial is not responsible for any such costs or expenses incurred without the written consent of Territorial), and the preparation of certain other Asia Energy financial records and books. The term of the Administrative Services Agreement is one year commencing on July 19, 1996, and automatically continues thereafter from time to time unless earlier terminated in accordance with its terms. The Administrative Services Agreement may be terminated at any time by either party upon written notice, and automatically terminates in the event Daniel A. Mercier ceases to be the Chief Executive Office of Territorial. The aggregate liability of Territorial under the Administrative Services Agreement is limited to $300,000 (Canadian).

     As previously reported, Asia Energy owned 5,300,000 shares of Territorial Common Stock prior to the acquisition of the July 1996 Shares.
As a result, the aggregate number of shares of Territorial Common Stock owned by Asia Energy as of the date hereof is 7,218,750, representing approximately 25.70% of the outstanding shares of Territorial Common Stock.

     As also previously reported, Daniel A. Mercier, the President and a Director of Asia Energy, became a Director of Territorial in 1996 and became its Chairman of the Board and Chief Executive Officer on June 20, 1996. Mr. Mercier, together with his wife, own approximately 9.0% of the outstanding shares of capital stock of Asia Energy. In addition, Mr. Mercier's father and siblings own approximately 5.7% and 4.0%, respectively, of the outstanding shares of capital stock of Asia Energy. Mr. Mercier has disclaimed beneficial ownership of the shares of Asia Energy owned by his father and siblings, and the shares of Territorial Common Stock owned by Asia Energy. On June 20, 1996, Mr. Mercier was granted an option from Territorial to acquire 270,000 shares of Territorial Common Stock, at an exercise price of US$0.30 per share, one-third of which vested immediately and one-third of which vest on each of the second and third anniversary dates of such grant.

     On June 20, 1996, Richard A. N. Bonnycastle, a Director and shareholder of Asia Energy, became a Director of Territorial, and Douglas N. Baker, the Vice President Finance of Asia Energy, became the Vice President Finance and Chief Financial Officer of Territorial. Mr. Bonnycastle owns approximately 11.4% of the outstanding shares of capital stock of Asia Energy, and has disclaimed beneficial ownership of the shares of Territorial Common Stock owned by Asia Energy.

     Mr. Baker's wife owns approximately 1.7% of the outstanding shares of capital stock of Asia Energy. Mr. Baker has disclaimed beneficial ownership of the shares of Territorial Common Stock owned by Asia Energy. On June 20, 1996, Mr. Baker was granted an option from Territorial to acquire 100,000 shares of Territorial Common Stock, at an exercise price of US$0.30 per share, one-third of which vested immediately and one-third of which vest on each of the second and third anniversary dates of such grant.


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ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS.

          None.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of business acquired.  Not Applicable.

     (b)  Pro forma financial information.  Not Applicable.

     (c)  Exhibits

          Number         Description
          ------         -----------
          10.1 Subscription Agreement, dated as of July 19, 1996, by and between Asia Energy Ltd. and Territorial Resources, Inc.

          10.2 Administrative Services Agreement, dated as of July 19, 1996, by and between Asia Energy Ltd. and Territorial Resources, Inc.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 31, 1996                   TERRITORIAL RESOURCES, INC.

                                       By: /s/ DANIEL A. MERCIER
                                          -----------------------------------
                                          Daniel A. Mercier
                                          Chairman of the Board and
                                          Chief Executive Officer









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